Exhibit 99.1

Selective Reports Excellent Results for the First Quarter of 2019, with Net Income per Diluted Share of $1.02 and
Non-GAAP Operating Income1 per Diluted Share of $0.90

In the first quarter of 2019:

•	Net premiums written ("NPW") advanced 8%

•	GAAP combined ratio was 94.7%

•	After-tax net investment income was up 15%, to $41 million

•	Annualized return on equity ("ROE") was 13.2% and non-GAAP operating ROE was 11.6%

Branchville, NJ - May 1, 2019 - Selective Insurance Group, Inc. (NASDAQ: SIGI) today reported its financial results for the first quarter ended March 31, 2019. Net income per diluted share was $1.02, compared to $0.32 a year ago. Non-GAAP operating income per diluted share was $0.90, compared to $0.46 a year ago. "The annualized non-GAAP operating ROE at 11.6% was a strong start to the year and continues the double digit levels that we have consistently generated since 2013," said Gregory E. Murphy, Chairman and Chief Executive Officer.

Mr. Murphy continued, "Our excellent first quarter financial results reflect the ongoing execution of our strategic initiatives that drive the Company's success in a highly competitive insurance marketplace. For the quarter, we had: (i) renewal pure pricing that was in-line with expected loss trend; and (ii) NPW increased 8%. Our above industry growth rate reflects, in part, renewal pure price increases and new business premium written, as well as the added premium from our five greenfield expansion states. We are now writing commercial lines in 27 states. Our highly talented employees work with sophisticated data and tools that provide our 'ivy league' distribution partners with solid new business opportunities for both new and renewal growth. We have also implemented several safety programs, including our newly minted 'Selective® Drive' program, that is designed to reduce distracted driving and help make our communities safer."

"From a profit stand point, each insurance segment contributed to our GAAP combined ratio of 94.7% that generated 5.7 points of annualized non-GAAP ROE. In addition, results in our investment segment have been excellent as net investment income after-tax was up 15%, to $41 million, contributing 8.9 points of non-GAAP operating ROE. The rise in net investment income, after-tax, reflected: (i) cash flow from operations that was 7% of NPW; (ii) active management of the core fixed income portfolio; and (iii) $106 million of net proceeds from our 5.375% Senior Note issuance," stated Mr. Murphy.

On March 1, 2019, Selective issued $300 million aggregate principal amount of 5.375% Senior Notes due 2049. Part of the net proceeds from the offering were used to: (i) redeem the $185 million aggregate principal amount of Selective’s 5.875% Senior Notes due 2043; and (ii) the balance of $106 million are being used for general corporate purposes. This marks the first Institutional public debt deal in the Company's 93 year history. Mr. Murphy stated, "Completing this 30-year public institutional debt transaction was another major step forward for the Company's financial flexibility." As a result of the redemption of the 5.875% Senior Notes the Company had debt retirement costs of $3.3 million after-tax, which are excluded from non-GAAP operating income.

Operating Highlights

Consolidated Financial Results	Quarter ended March 31,			Change
$ and shares in millions, except per share data	2019		2018
Net premiums written	$672.9		624.6	8%
Net premiums earned	632.6		591.8	7
Net investment income earned	50.6		43.2	17
Net realized and unrealized gains (losses), pre-tax	13.5		(10.5)	228
Total revenues	699.0		626.7	12
Net underwriting income, after-tax	26.5		3.7	609
Net investment income, after-tax	41.3		35.8	15
Net income	61.3		18.9	224
Non-GAAP operating income[1]	54.0		27.3	98
Combined ratio	94.7%		99.2	(4.5)	pts
Loss and loss expense ratio	61.1		65.0	(3.9)
Underwriting expense ratio	33.3		33.8	(0.5)
Dividends to policyholders ratio	0.3		0.4	(0.1)
Catastrophe losses	3.3	pts	4.4	(1.1)
Non-catastrophe property losses and loss expenses[2]	17.1		19.6	(2.5)
(Favorable) prior year reserve development on casualty lines	(1.6)		(1.4)	(0.2)
Net income per diluted share	$1.02		0.32	219%
Non-GAAP operating income per diluted share[1]	0.90		0.46	96
Weighted average diluted shares	59.9		59.6	1
Book value per share	$32.51		28.25	15

Overall Insurance Operations
For the quarter, overall NPW growth was a strong 8%, driven by sound new business levels and solid renewal pure price increases. The GAAP combined ratio marked positive ongoing underwriting and claim improvements leading to a 5.7-point contribution to the annualized non-GAAP operating ROE.

Standard Commercial Lines Segment

Standard Commercial Lines premiums, which represented 81% of total net premiums written, were up 7% in the first quarter. This growth reflects strong renewal pure price increases of 3.4%, retention of 84%, and an increase in new business of 11%, to $109 million. The 3.7-point improvement in the first quarter's combined ratio, to 94.8%, was driven by the items in the table below. The favorable prior year casualty reserve development was driven by the workers compensation and general liability lines of business.

Standard Commercial Lines Segment	Quarter ended March 31,			Change
$ in millions	2019		2018
Net premiums written	$546.7		509.1	7%
Net premiums earned	497.2		465.4	7
Combined ratio	94.8%		98.5	(3.7)	pts
Loss and loss expense ratio	60.1		63.0	(2.9)
Underwriting expense ratio	34.3		35.0	(0.7)
Dividends to policyholders ratio	0.4		0.5	(0.1)
Catastrophe losses	3.2	pts	4.3	(1.1)
Non-catastrophe property losses and loss expenses[2]	15.0		16.6	(1.6)
(Favorable) prior year reserve development on casualty lines	(2.0)		(1.7)	(0.3)

Standard Personal Lines Segment

Standard Personal Lines premiums, which represented 10% of total net premiums written, were up 2% in the quarter and included renewal pure price increases of 5.2% and stable retention of 84%. The combined ratio in the first quarter was 95.9%, a 6.1-point improvement from a year ago, the drivers of which are outlined in the table below.

Standard Personal Lines Segment	Quarter ended March 31,			Change
$ in millions	2019		2018
Net premiums written	$69.4		67.9	2%
Net premiums earned	77.3		74.3	4
Combined ratio	95.9%		102.0	(6.1)	pts
Loss and loss expense ratio	68.6		74.6	(6.0)
Underwriting expense ratio	27.3		27.4	(0.1)
Catastrophe losses	5.3	pts	9.2	(3.9)
Non-catastrophe property losses and loss expenses[2]	37.6		39.0	(1.4)

Excess and Surplus Lines Segment

Excess and Surplus Lines premiums, which represented 9% of total net premiums written, increased 19% in the quarter, driven by a 41% increase in new business. Over the past few years, we have focused on numerous profitability initiatives that included: targeted price increases, business mix shifts, modifying certain underwriting standards, and the decision to exit specific underperforming classes of business, while entering into new distribution relationships. The premium growth in the first quarter continues to reflect the impact of one particularly large relationship that we reestablished in the second quarter of 2018. The combined ratio for the first quarter was 92.1%, a 9.0-point improvement driven by the factors outlined in the table below.

Excess and Surplus Lines	Quarter ended March 31,			Change
$ in millions	2019		2018
Net premiums written	$56.9		47.6	19%
Net premiums earned	58.1		52.2	11
Combined ratio	92.1%		101.1	(9.0)	pts
Loss and loss expense ratio	59.7		69.0	(9.3)
Underwriting expense ratio	32.4		32.1	0.3
Catastrophe losses	1.4	pts	(1.2)	2.6
Non-catastrophe property losses and loss expenses[2]	7.8		18.9	(11.1)

Investments Segment

Net investment income, after-tax, in the first quarter was $41 million, up 15%, driven by: (i) cash flow from operations that was 7% of NPW; (ii) active management of the core fixed income portfolio; and (iii) the $106 million of net proceeds from our 5.375% Senior Notes issuance. The after-tax earned income yield on the portfolio averaged 2.8% in the quarter, while invested assets per dollar of stockholders' equity were $3.24 at March 31, 2019.

Investments	Quarter ended March 31,		Change
$ in millions, except per share data	2019	2018
Net investment income earned, after-tax	$41.3	35.8	15%
Net investment income per share	0.69	0.60	15
Effective tax rate	18.4%	17.2	1.2	pts
Average yields:
Fixed income securities:
Pre-tax	3.6%	3.2	0.4	pts
After-tax	3.0	2.7	0.3
Portfolio:
Pre-tax	3.4	3.0	0.4
After-tax	2.8	2.5	0.3

Balance Sheet

$ in millions, except per share data	March 31, 2019	December 31, 2018	Change
Total assets	$8,282.8	7,952.7	4%
Total investments	6,233.7	5,960.7	5
Long-term debt	550.1	439.5	25
Stockholders’ equity	1,925.2	1,791.8	7
Invested assets per dollar of stockholders’ equity	3.24	3.33	(3)
Book value per share	32.51	30.40	7

Book value per share increased 7% in the quarter, driven by net income and $1.36 of net unrealized gains on our fixed income securities portfolio per share, partially offset by dividends paid to shareholders. Selective's Board of Directors declared a $0.20 per share quarterly cash dividend on common stock that is payable June 3, 2019, to shareholders of record as of May 15, 2019.

Guidance
After one quarter of results, we are increasing our full-year after-tax net investment income guidance by $5 million, to $180 million, mainly due to net proceeds from the 5.375% Senior Notes issuance. All other assumptions remain the same. Our full-year expectations are as follows:

•	A GAAP combined ratio, excluding catastrophe losses, of 92.0%. This assumes no additional prior year casualty reserve development;

•	Catastrophe losses of 3.5 points;

•	After-tax net investment income of $180 million, which includes $8 million of after-tax net investment income from our alternative investments;

•
An overall effective tax rate of approximately 19%, which also includes an effective tax rate of 18% for net investment income, reflecting a tax rate of 5.25% for tax-advantaged municipal bonds, and a tax rate of 21% for all other items; and

•	Weighted average shares outstanding of 60 million.

The supplemental investor package, including financial information that is not part of this press release, is available on the Investors page of Selective’s website at www.Selective.com. Selective’s quarterly analyst conference call will be simulcast at 11:00 a.m. ET, on Thursday, May 2, 2019 at www.Selective.com. The webcast will be available for rebroadcast until the close of business on June 3, 2019.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. is a holding company for ten property and casualty insurance companies rated “A” (Excellent) by A.M. Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks, and flood insurance underwritten by the National Flood Insurance Program. Selective maintains a website at www.Selective.com.

1Reconciliation of Net Income to Non-GAAP Operating Income and Certain Other Non-GAAP Measures
Non-GAAP operating income, non-GAAP operating income per diluted share, and non-GAAP operating return on equity differ from net income, net income per diluted share, and return on equity, respectively, by the exclusion of: (i) after-tax net realized and unrealized gains and losses on investments; and (ii) after-tax debt retirement costs.  They are used as important financial measures by management, analysts, and investors, because the realization of net investment gains and losses on sales of securities in any given period is largely discretionary as to timing.  In addition, these net realized investment gains and losses, other-than-temporary investment impairments that are charged to earnings, unrealized gains and losses on equity securities, and the debt retirement costs could distort the analysis of trends.  These operating measurements are not intended as a substitute for net income, income per share, or return on equity prepared in accordance with U.S. generally accepted accounting principles (GAAP).  Reconciliations of net income, net income per diluted share, and return on equity to non-GAAP operating income, non-GAAP operating income per diluted share, and non-GAAP operating return on equity, respectively, are provided in the tables below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income to Non-GAAP Operating Income

$ in millions	Quarter ended March 31,
	2019	2018
Net income	$61.3	18.9
Net realized and unrealized (gains) losses, before tax	(13.5)	10.5
Debt retirement costs, before tax	4.2	—
Tax on reconciling items, at 21%	1.9	(2.2)
Non-GAAP operating income	$54.0	27.3
Reconciliation of Net Income per Diluted Share to Non-GAAP Operating Income per Diluted Share

	Quarter ended March 31,
	2019	2018
Net income per diluted share	$1.02	0.32
Net realized and unrealized (gains) losses, before tax	(0.22)	0.18
Debt retirement costs, before tax	0.07	—
Tax on reconciling items, at 21%	0.03	(0.04)
Non-GAAP operating income per diluted share	$0.90	0.46

Reconciliation of Return on Equity to Non-GAAP Operating Return on Equity

	Quarter ended March 31,
	2019	2018
Annualized Return on Equity	13.2%	4.5
Net realized and unrealized (gains) losses, before tax	(2.9)	2.5
Debt retirement costs, before tax	0.9	—
Tax on reconciling items, at 21%	0.4	(0.5)
Annualized Non-GAAP Operating Return on Equity	11.6%	6.5

Note: Amounts in the tables above may not foot due to rounding.

2 Non-catastrophe property losses and the non-catastrophe property loss ratios now include loss expenses. All prior periods presented have been updated to reflect this change.

Forward-Looking Statements

In this press release, Selective and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections regarding Selective's future operations and performance.

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. These statements relate to our intentions, beliefs, projections, estimations, or forecasts of future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, or performance to be materially different from those expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue” or other comparable terminology. These statements are only predictions, and we can give no assurance that such expectations will prove to be correct. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Factors that could cause our actual results to differ materially from those projected, forecasted, or estimated by us in forward-looking statements, include, but are not limited to:

•	difficult conditions in global capital markets and the economy;

•	deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and fluctuations in interest rates;

•	ratings downgrades could affect investment values and, therefore, statutory surplus;

•	the adequacy of our loss reserves and loss expense reserves;

•
the frequency and severity of natural and man-made catastrophic events, including, but not limited to, hurricanes, tornadoes, windstorms, earthquakes, hail, terrorism, including cyber-attacks, explosions, severe winter weather, floods, and fires;

•	adverse market, governmental, regulatory, legal, or judicial conditions or actions;

•	the concentration of our business in the Eastern Region;

•	the cost and availability of reinsurance;

•	our ability to collect on reinsurance and the solvency of our reinsurers;

•	the impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;

•	uncertainties related to insurance premium rate increases and business retention;

•	changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;

•	the effects of data privacy or cyber security laws and regulations on our operations;

•
major defect or failure in our internal controls or information technology and application systems that result in harm to our brand in the marketplace, increased senior executive focus on crisis and reputational management issues and/or increased expenses, particularly if we experience a significant privacy breach;

•	recent federal financial regulatory reform provisions that could pose certain risks to our operations;

•	our ability to maintain favorable ratings from rating agencies, including A.M. Best, Standard & Poor’s, Moody’s, and Fitch;

•	our entry into new markets and businesses; and

•
other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and other periodic reports.

These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time-to-time. We can neither predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied in any forward-looking statements in this report. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur.

Selective’s SEC filings can be accessed through the Investors page of Selective’s website, www.Selective.com, or through the SEC’s EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

Investor Contact: Rohan Pai 973-948-1364 Rohan.Pai@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com